                                                                   EXHIBIT 10.43

                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated as of April 20, 1998 (this "Agreement"), by and between 7TH LEVEL, INC., a Delaware corporation (the "Company"), and RICHARD S. MERRICK ("Executive").

                                   RECITALS
                                   --------

     WHEREAS, the Company desires to employ Executive as Chief Executive Officer of the Company on the terms and conditions hereinafter set forth and Executive desires to accept such employment.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1.   Employment.

          1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the Term (as herein defined). Executive shall be employed as Chief Executive Officer of the Company and as such shall report to the Chairman of the Board of Directors of the Company and the Board of Directors of the Company. As Chief Executive Officer of the Company, Executive shall perform such duties and responsibilities as are customarily performed by the chief executive officer of a company the size and nature of the Company, and such other managerial duties and responsibilities with the Company which are appropriate for his position at the Company as, from time to time, may be assigned to him by the Chairman of the Board of Directors of the Company or the Board of Directors of the Company.

          1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment hereunder and agrees to devote his full working time and efforts to the performance of services, duties and responsibilities in connection therewith. Nothing in this Agreement shall preclude Executive, so long as, such activities are not prohibited under Section 9.2 hereof and, in the reasonable determination of the Board of Directors of the Company (the "Board"), such activities do not materially interfere with his duties and responsibilities hereunder, from engaging in charitable and community affairs or from managing any passive investment made by him in real estate or other property (provided that no such investment may exceed 2% of the equity securities of any entity, without the prior approval of the Board).

          1.3 So long as the Executive shall serve as Chief Executive Officer of the Company, the Company shall cause Executive to be nominated for election to the Board of Directors of the Company.
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     2.   Term of Employment.  The term of this Agreement shall commence as of the date of execution hereof and continue for a period of two (2) years (the "Term"); subject to earlier termination in accordance with the terms and conditions contained in Section 6 hereof. The Term shall be extended automatically for successive one year periods unless terminated by written notice not less than ninety (90) days prior to the end of the Term or any successive one year extension by either of the parties hereto.

     3. Place of Employment. During the Term, Executive shall perform his services primarily at the principal place of business of the Company which is presently located in 1110 East Collins Boulevard, Suite 122, Richardson, Texas 75081. Executive acknowledges and agrees that in connection with his employment, he may be required to travel on behalf of the Company.

     4.   Compensation.

          4.1 Salary. The Company shall pay Executive a base salary ("Base Salary") at the rate of One Hundred Sixty Thousand Dollars ($160,000); provided, however, that the Base Salary shall be increased to Two Hundred Twenty Five Thousand Dollars ($225,000) commencing on the first anniversary of the beginning of the Term. The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company for its executive officers but in no event less frequently than semi-monthly. The Base Salary shall be reviewed annually by the Board of Directors and subsequent to the initial Term hereunder may be adjusted by the Board of Directors in its sole discretion, but may not be less than the Base Salary in effect at that time. As used in this Agreement, the term "Base Salary" shall include Executive's base salary as it may be adjusted from time to time.

          4.2 Bonus. Executive shall be eligible to participate in any Company wide bonus plan (or other such cash incentive plan) that may be adopted by the Company from time to time. It is acknowledged by the parties that no such plan currently exists at the Company but that Executive shall participate in any bonus plan that is adopted in the future.

          4.3 Stock Options. As an inducement to Executive to enter into this Agreement, the Company has on April 20, 1998 (the "Grant Date") granted to Executive options (the "Options") to purchase 700,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") (or to the extent there is not enough authorized Common Stock available, shares of Preferred Stock approved by the Board of Directors of the Company) exercisable at a price equal to $2.00 per share of Common Stock. Pursuant to the terms of the grant, vesting of such Options shall occur as follows, provided the Executive is still then employed by the Company:

               100,000 Options shall vest immediately;
               200,000 Options shall vest on the first anniversary of the
                       Grant Date;
               200,000 Options shall vest on the second anniversary of the
                       Grant Date;
               200,000 Options shall vest on the third anniversary of the
                       Grant Date.

               The Company shall deliver a written and duly executed option agreement consistent with the foregoing terms as promptly as practicable following the execution of this Agreement.

               The Company shall, as soon as practicable, register the Common Stock underlying all such Options under the Securities Act of 1933, as amended on a Registration Statement on Form S-8. Vested Options shall be exercisable by Executive as long as he is employed by the Company and for ninety (90) days after termination of employment and shall terminate on the tenth anniversary of the Grant Date; provided, however, that Executive agrees not to exercise any Options until the earlier of (a) six months from the date hereof and (b) the effective filing with the Secretary of State of the State of Delaware of an amendment to the Company's Certificate of Incorporation which authorizes a sufficient number of shares of Common Stock.

               In the event the Company completes a secondary stock offering through a nationally recognized investment bank and thereafter the closing price of the Common Stock averages fifteen ($15.00) per share for any sixty (60) day period, Options relating to all 700,000 shares shall immediately vest and, in addition, Executive shall be granted options to purchase an additional 350,000 shares of Common Stock on the last day of such sixty (60) day period. Such additional options shall have an exercise price equal to the fair market value of the Common Stock on the date of grant and shall vest in equal installments over the three (3) years following the grant.

     5.   Employee Benefits.

          5.1 Employee Benefit Programs, Plans and Practices. The Company shall provide Executive, during the Term, with coverage under all employee benefit programs, plans and practices which the Company makes available from time to time to its senior executives, with at least the same opportunity to participate as the other senior executives of the Company.

          5.2 Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, (in accordance with the policies and procedures established from time to time by the Company for its senior executive officers) including, without limitation, reasonable entertainment and travel expenses. The Company will promptly reimburse Executive in full for all such out-of-pocket expenses upon presentation by Executive from time to time of a proper account of such expenditures in accordance with the policies and procedures established by the Board and applicable to executive officers of the Company.

          5.3 Indemnification. Executive shall be entitled, at all times, to the benefit of the maximum indemnification and advancement of expenses available from time to time under the Company's Articles of Incorporation and By-laws, and, if not set forth therein, to the maximum extent available under the laws of the Company's state of incorporation.

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     6.   Termination of Employment.

          6.1 Good Reason. Executive shall be entitled to terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (without Executive's express prior written consent as a shareholder, director or otherwise) (i) failure by the Company to pay any compensation when due hereunder or (ii) a material reduction by the Company of Executive's duties in managing the Company's business or the assignment of duties to Executive by the Board of Directors of the Company inconsistent with Executive's position (except in connection with termination of Executive's employment for Cause, as a result of Disability, as a result of Executive's death or by Executive other than for Good Reason). If Executive desires to terminate his employment with the Company, he shall first give written notice of the facts and circumstances providing Good Reason to the Company, and shall allow the Company no less than ten (10) days to remedy, cure or rectify the situation giving rise to Good Reason.

          6.2 Disability. If Executive shall fail during the Term, because of illness, physical or mental disability or other incapacity, for a period of 90 days in any 365 consecutive days, to render the services provided for by this Agreement or be adjudged an incompetent ("Disability") (provided that the date on which the Disability will be deemed to occur shall be such 90th day or the date on which Executive is adjudged an incompetent, as the case may be), the Company may terminate Executive's employment on not less than two (2) weeks written notice thereof, setting forth the facts and circumstances claimed to provide a basis for termination of Executive's employment under this Section 6.2.

          6.3 Death. Executive's employment hereunder will terminate automatically if he should die.

          6.4 Other Termination. The Company shall have the right to terminate the employment of Executive with or without Cause (as hereinafter defined). The term "Cause," as used herein, shall mean (i) Executive's willful refusal and failure to perform his duties hereunder or under any lawful directive of the Board of Directors of the Company, (ii) Executive's willful misconduct or gross neglect in the performance of his duties hereunder, (iii) the material breach of this Agreement by Executive, (iv) the indictment, conviction, plea of guilty or nolo contendere of Executive in respect of any felony or for any misdemeanor constituting theft or embezzlement from the Company, (v) other fraudulent action against the Company, (vi) an act of personal dishonesty by Executive, (vii) breach of fiduciary duty by Executive or (viii) the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or any cease and desist order. Termination by the Company for Cause may be effected by written notice of the Company to Executive; provided, however, that if the Company determines to terminate the Executive's employment pursuant to clause
(i), (ii) or (iii) hereof, the Company shall give the Executive written notice of the facts and circumstances providing Cause and shall allow Executive no less than ten (10) days in the case of a proposed termination pursuant to clause (i),
(ii) or (iii) above to remedy, cure or rectify the situation giving rise to Cause; provided, however, that the Company shall not be required to give more than one such notice pursuant to this Section 6.4.

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     7.   Change of Control.

          7.1 Effect of Change of Control. In the event of a Change of Control, Executive shall become immediately and fully vested in all Options held by Executive. For purposes of this Agreement, a "Change of Control" shall mean that (i) any "person" (as such term is defined within the meaning of Rule 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than any person who as of the date hereof beneficially owns (as defined in Rule 13(d)(3) of the 1934 Act) directly or indirectly 5% or more of the Company's outstanding Common Stock or as of the date hereof is on, or has designated a member of, the Board of Directors of the Company, or is a purchaser in the Bridge Financing or the permanent financing contemplated as of the date hereof, becomes a beneficial owner directly or indirectly of securities of the Company representing in excess of fifty percent (50%) of the Company's then outstanding securities having the right to vote for the election of directors or
(ii) the Company shall have consummated the sale of all or substantially all of the assets of the Company.

     8.   Compensation Upon Termination.

          8.1 Termination for Good Reason; Termination by Company Without Cause. (i) If Executive terminates his employment pursuant to Section 6.1, or
(ii) if Executive's employment is terminated by the Company without Cause, or
(iii) if the Company, pursuant to Section 2 hereof, delivers written notice of its determination not to extend the Term of this Agreement for any successive one year period, Executive shall be entitled to (1) receive, in a lump sum, the greater of (A) an amount equal to one year's Base Salary or (B) an amount equal to the Base Salary for the remainder of the Term and (2) Options whose vesting was to occur in the then current one year vesting period shall be accelerated pro rata for the period up to the termination of executive's employment (for example, if Executive's employment should terminate as described in this Section
8.1 eighteen months from the Grant Date, Executive would be vested in an aggregate of 400,000 Options). Such payment shall be made within five (5) days of the termination of employment hereunder.

          8.2 Termination by Executive other than for Good Reason; Termination by Company for Cause. If Executive's employment is terminated by the Company for Cause or by Executive other than pursuant to Section 7.1, Executive shall be entitled to receive only Executive's Base Salary and benefits as set forth in
Section 4 to which Executive is entitled up to and including the effective date of Executive's termination of employment hereunder. After such termination of employment, the obligations of the Company under this Agreement to make any further payments or to provide any benefits provided for herein, to Executive shall cease and terminate.

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     9.   Nondisclosure; Non-Competition.

          9.1  Nondisclosure.

               (a) Executive acknowledges and agrees that, during his employment by the Company hereunder, he will come to have confidential knowledge and information with respect to the Company, its affiliates and its or their Customers (as defined below). Executive agrees that he will not at any time divulge, furnish or make accessible to anyone (other than in the regular course of his performance of services for the benefit of the Company, its successors or assigns) any such confidential knowledge or information of the Company, its successors or assigns or any of its affiliates or Customers. Notwithstanding the foregoing, confidential information described in the preceding sentences shall not include any information which (i) is or becomes known generally to the public (other than as a result of unauthorized disclosure by Executive), (ii) was available to Executive on a non-confidential basis prior to its disclosure to Executive by the Company or its Customers or (iii) is required to be disclosed pursuant to the valid order of a governmental agency or a judicial court of competent jurisdiction, in which case Executive shall give prompt written notice to the Company of such requirement so that the Company may take such action as it deems appropriate.

               (b) Executive agrees that any and all information including, but not limited to, confidential information as described above, which is disclosed to Executive or known or developed by Executive as a consequence of or through this Agreement (all of the foregoing being hereinafter called "Proprietary Property") that is created, developed or discovered by and/or for the Company or its Customers (including Proprietary Property created, developed or discovered by Executive in the course of the performance by Executive of his services hereunder), or is acquired by the Company from others, including, but not limited to, Customers, and that comes into Executive's knowledge or possession during and in the course of this Agreement, shall be received by Executive as an agent of the Company and not in any way for his own benefit, and that Executive shall have no rights, and shall acquire no rights, therein unless and until the Company or its Customers shall expressly and in writing waive the rights that they have therein and thereto. Executive further agrees (a) that any and all Proprietary Property that is created, written, developed, furnished or produced by Executive or suggested by Executive to the Company, during the term of this Agreement in any capacity, shall be the exclusive property of the Company, and that Executive shall have no right, title or interest, of any kind therein or thereto or in and to any results or proceeds therefrom, and (b) that at any time, whether during or after the term of this Agreement, Executive will (1) upon the request and at the expense of the Company (i) obtain patents or copyrights on, or (ii) permit the Company or its Customers to patent or copyright, any such material, whichever of (i) or (ii) is appropriate, and/or
(2) at the request of the Company, execute any and all assignments, instruments of transfer, or other documents, that the Company deems necessary or appropriate to transfer to the Company or its Customers all rights in or to such material or to evidence the Company's or its Customers' ownership of such rights; provided, however, that Proprietary Property shall not include intellectual property developed by Executive which is not related to the Business (as defined below); provided, further, Executive shall not apply for patents or copyrights of any such intellectual property during the term hereof. The Company or its Customers, as applicable, shall compensate Executive for all expenses in connection with developing Proprietary Property and will compensate Executive for services, outside of the normal course of the time commitment of Executive hereunder, in connection with developing Proprietary Property. Executive shall not, without limitation as to time or place, use any Proprietary Property except with respect to the Company's businesses, during or after the term of this Agreement, nor disclose the same to any other person, firm or company, except for disclosure with respect to the Company's businesses.

          9.2  Non-Compete and Non-Solicitation.

               (a) Prohibition on Competition. Executive agrees that during the term of Executive's employment by the Company and for the greater of either (i) twelve (12) months thereafter or (ii) the period which is equivalent to the time period for which the amount of the Base Salary provided by the Company to the Executive hereunder as severance equals (the "Non-Competition Period"), Executive will not: directly or indirectly, either alone or with others, as principal, manager, agent, consultant, officer, director, partner, investor, lender, lessor, sublessor, guarantor or employee, or in any other capacity, carry on, be engaged in, be employed by, or have any interest or otherwise be connected or affiliated or associated with any corporation, partnership, limited liability company or partnership, proprietorship, firm, association or other entity which is engaged in any manner in, or otherwise competes with, the Business. For purposes hereof, "Business" shall mean animation preparation and production software as presently conducted or proposed to be conducted and any other business actually engaged in during the term hereof, directly or indirectly, by the Company or its subsidiaries.

               (b) Non-Solicitation of Employees. During the Non-competition Period, Executive will not:

               (i) solicit or request any employee of or consultant to the Company or its affiliates to (i) leave the employ or cease consulting for the Company or its affiliates or (ii) join the employ of or begin consulting for any individual or entity that competes with the Business;

               (ii) solicit or request any individual or entity that competes with the Business to employ any employee of or consultant to the Company or its affiliates; or

              (iii) employ, assist in employing or otherwise associate with any employee, officer or agent of or consultant to the Company or its affiliates in any business or venture which may compete with the Business.

               (c) Non-Solicitation of Customers. During the Non-competition Period, Executive will not, directly or indirectly, through brokers or otherwise, solicit or attempt to solicit, or sell services or attempt to sell services relating to the Business of the Company to, any Customer; for purposes hereof, "Customer" shall mean (A) all customers of the Company (i) during the term of this Agreement, (ii) as of the date hereof and (iii) within the two (2) year period preceding the date hereof and (B) all potential customers of the Company who are being actively solicited by the Company at the time of the termination of Executive's employment.

          9.3 Acknowledgment of Reasonableness of Terms; Specific Performance. Executive and the Company agree that the covenants of non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Executive agrees that any breach of the covenants contained herein would irreparably injure the Company. Accordingly, Executive hereby agrees that, in such event, the Company shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by the Company to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

          10. Mitigation of Damages. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and, after his termination of employment hereunder, any payments made by the Company hereunder shall not be reduced by any amount Executive receives from any other such employment.

          11. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, electronic transmission (with a copy following by hand or by overnight courier), by registered or certified mail, postage prepaid, return receipt requested or by overnight courier addressed to the other party. All notices shall be addressed as follows, or to such other address or addresses as may be substituted by notice in writing:

               To the Company:

                    7th Level, Inc.
                    1110 East Collins Boulevard
                    Suite 122
                    Richardson, TX 75081
                    Attention:  Chairman of the Board
                    Fax No.:  (972) 437-2717
               with a copy to:

                    Shereff, Friedman, Hoffman & Goodman, LLP
                    919 Third Avenue
                    New York, NY 10022
                    Attention:   Martin Nussbaum, Esq.
                    Fax No.:  (212) 758-9526

               To Executive:

                    Richard S. Merrick
                    370 Oakwood Trail
                    McKinney, TX 75069

               with a copy to:

                    Scott Carpenter
                    777 E. 15th, Suite 203
                    Plano, TX 75074

Communications delivered by hand or by overnight courier shall be deemed received on the date of delivery; communications sent by electronic means shall be deemed received one (1) business day after the sending thereof, and communications sent by registered or certified mail shall be deemed received three (3) business days after the sending thereof.

     12. Severability; Legal Fees. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

     13. Assignment. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, acquisition of stock, purchase or otherwise) to all or substantially all of the assets or business of the Company, if such successor expressly agrees in writing to assume the obligations of the Company hereunder.

     14. Amendment; Waiver. This Agreement may only be amended by written agreement signed by the parties hereto. A waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     15. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 15 are in addition to the survivorship provisions of any other section of this Agreement.

     16. Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law.

     17. Entire Agreement. This Agreement and the Stock Option Agreement dated as of April 20, 1998, by and between the Company and the Executive contain the entire understanding among Executive and the Company and supersede in all respects any prior or other agreement or understanding between the Company and Executive as to the matters set forth herein and therein. Except for the obligations specifically set forth herein and therein, the Company does not owe any obligations to Executive and Executive does not owe any obligations to the Company with respect to the matters set forth herein.

     18. Arbitration. Any dispute arising under, out of, in connection with, or in relation to this Agreement, or any claimed breach hereof, shall be determined and settled by arbitration in Dallas County under the auspices of and pursuant to the rules then obtaining of the American Arbitration Association; provided, however, that any such dispute shall be determined by a panel of three (3) arbitrators selected in accordance with this Section 18. Each of the Company and Executive shall select one member of the panel and such two members shall select the third member of the panel. Any award rendered upon any such arbitration shall be final and conclusive and a judgment thereon may be entered in any court of competent jurisdiction.

     19. Withholding. The Company shall withhold from any payments due to Executive hereunder, all taxes, FICA or other amounts required to be withheld pursuant to any applicable law.

     20. Headings. The section headings contained in this Agreement are for the convenience of reference only and shall not affect the construction of any provision of this Agreement.

     21. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date and year first above written.


                                   7TH LEVEL, INC.


June 8, 1998                       By:       /s/ Donald Schupak
                                      ------------------------------------------
                                      Name:  Donald Schupak
                                      Title: Chairman of the Board


                                   /s/ Richard S. Merrick
                                   ---------------------------------------------
                                   Richard S. Merrick

                         ACKNOWLEDGEMENT OF SURRENDER
                         ----------------------------

        In consideration of the payment by 7th Level, Inc. (the "Company") of $1.00 and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby surrenders the right to receive options to purchase 42,500 shares of Common Stock (the "Surrendered Options") which were granted to the undersigned by the Board of Directors of the Company on August 8, 1997. The undersigned acknowledges that the Company and the undersigned did not execute an option agreement regarding the Surrendered Options and the Company shall have no obligation, liability or any other duty in connection with the Surrendered Options.

Dated: As of April 20, 1998


                                                /s/ RICHARD S. MERRICK
                                                --------------------------------
                                                Richard S. Merrick